EXHIBIT 4.5

MORTGAGE LOAN PURCHASE AGREEMENT

This MORTGAGE LOAN PURCHASE AGREEMENT (this “Agreement”), dated as of [__________], 20[__], is made between Shellpoint Mortgage Acceptance LLC (the “Purchaser”) and New Penn Financial, LLC (“New Penn” or the “Seller”).

WITNESSETH:

WHEREAS, the Seller owns the Mortgage Loans indicated on the Mortgage Loan Schedule attached as Exhibit 1 hereto (the “Mortgage Loans”), including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) the proceeds of any insurance policies covering the Mortgage Loans;

WHEREAS, the parties hereto desire that the Seller sells the Mortgage Loans to the Purchaser, effective as of the Closing Date, and that the Seller makes certain representations and warranties and undertakes certain obligations with respect to the Mortgage Loans;

WHEREAS, pursuant to the terms of a pooling and servicing agreement (the “Pooling and Servicing Agreement”) dated as of [_________ 1, 20[__]] (the “Cut-off Date”), among the Purchaser, as depositor, [_____________], as master servicer (the “Master Servicer”) and [____________], as trustee (the “Trustee”), the Purchaser will issue the Shellpoint Mortgage Acceptance Trust 20[__]-[__] Mortgage Pass-Through Certificates, Series 20[__]-[__] (the “Certificates”);

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1          Definitions. For all purposes of this Mortgage Loan Purchase Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. All other capitalized terms used herein shall have the meanings specified herein.

ARTICLE II

SALE OF MORTGAGE LOANS AND RELATED PROVISIONS

Section 2.1          Sale of Mortgage Loans.

(a)           The Seller, by the execution and delivery of this Agreement, does hereby sell, and in connection therewith hereby assigns, to the Purchaser, effective as of the Closing Date, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans identified on Exhibit 1 as of the Closing Date, whether now existing or hereafter acquired and wherever located, on the Closing Date and as of the Cut-off Date.

(b)           In connection with such conveyances by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee (or a Custodian on behalf of the Trustee), on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

(i)             with respect to each Mortgage Loan, other than a Cooperative Loan:

(A)          the original Mortgage Note, endorsed “Pay to the order of [_________], as Trustee for the registered holders of the Shellpoint Mortgage Acceptance Trust 20[__]-[__] Mortgage Pass-Through Certificates, Series 20[__]-[__] , without recourse”, or endorsed “Pay to the order of _______ without recourse”, and signed in the name of the last named endorsee by an authorized officer together with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(B)          the original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording thereon which have been recorded, with evidence of recording thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(C)          Unless the Mortgage Loan is registered on the MERS® System, an original Assignment of the Mortgage (A) executed in the following form “[__________], as Trustee for the registered holders of the Shellpoint Mortgage Acceptance Trust 20[__]-[__] Mortgage Pass-Through Certificates, Series 20[__]-[__]”, or (B) in the blank, which assignment appears to be in form and substance acceptable for recording;

(D)          the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS® System and noting the presence of a MIN) as contemplated by the immediately preceding clause (C), if applicable and only to the extent available to the Depositor with evidence of recording thereon;

(E)          the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

(F)           a copy of any guarantee executed in connection with the Mortgage Note;

(G)          the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

(H)          the original power of attorney, if applicable; or

(ii)            with respect to each Mortgage Loan that is a Cooperative Loan:

(A)          the original Mortgage Note, endorsed “Pay to the order of [__________], as Trustee for the registered holders of the Shellpoint Mortgage Acceptance Trust 20[__]-[__] Mortgage Pass-Through Certificates, Series 20[__]-[__], without recourse”, or endorsed “Pay to the order of _______ without recourse”, and signed in the name of the last named endorsee by an authorized officer together with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(B)          the original duly executed assignment of Security Agreement to the Trustee;

(C)          the acknowledgment copy of the original executed Form UCC-1 (or certified copy thereof) with respect to the Security Agreement, and any required continuation statements;

(D)          the acknowledgment copy of the original executed Form UCC-3 with respect to the Security Agreement, indicating the Trustee as the assignee of the secured party;

(E)          the stock certificate representing the Cooperative Assets allocated to the cooperative unit, with a stock power in blank attached;

(F)           the original collateral assignment of the proprietary lease by Mortgagor to the originator;

(G)          a copy of the recognition agreement;

(H)          if applicable and to the extent available, the original intervening assignments, including warehousing assignments, if any, showing, to the extent available, an unbroken chain of the related Mortgage Loan to the Trustee, together with a copy of the related Form UCC-3 with evidence of filing thereon; and

(I)            the originals of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loan;

provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller within 270 days of the Closing Date, the Seller may deliver a true copy thereof with an Officer’s Certificate certifying that such Mortgage, assignment to the Trustee or intervening assignment has been delivered to the appropriate recording office for recording; and (y) in lieu of the Mortgage, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Seller, to such effect) the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification to such effect and shall pay all amounts paid in respect of such Mortgage Loans to the Trustee on the Closing Date. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee promptly after they are received.

The Seller may, in lieu of delivering the original of the documents set forth in Section 2.1(b)(i) and (ii) (other than Section 2.1(b)(i)(A) and Section 2.1(b)(ii)(A)) (or copies thereof as permitted by Section 2.1) to the Trustee, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within 60 days following the earlier of (i) the receipt of the original of all of the documents or instruments set forth in Section 2.1(b)(i) and (ii) (other than Section 2.1(b)(i)(A) and Section 2.1(b)(ii)(A)) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee.

The Seller shall, at its expense, cause the Assignment of the Mortgage to the Trustee to be recorded not later than 270 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record; provided, however, notwithstanding the foregoing, each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than [__]% of the Trust Fund, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing

Agreement and (v) with respect to any one assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

If any original Mortgage Note referred to in Section 2.1(b)(i)(A) or 2.1(b)(ii)(A) above cannot be located, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of such Mortgage Note, if available, with a Lost Note Affidavit. If any of the original Mortgage Notes for which a Lost Note Affidavit was delivered to the Trustee is subsequently located, such original Mortgage Note shall be delivered to the Trustee within three Business Days.

The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to this Section 2.1.

Section 2.2          Payment of Purchase Price for the Mortgage Loans.

In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, (i) the Seller shall receive (a) the Class [__] Certificates and (b) $[__________] by wire transfer of immediately available funds to a bank account designated by the Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES;
REMEDIES FOR BREACH

Section 3.1          Seller’s Representations and Warranties.

(a)           The Seller represents, warrants and covenants to the Purchaser that as of the Closing Date (or as of such date specifically provided herein) that:

(i)             Due Organization. The Seller is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Seller by any state having jurisdiction and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan;

(ii)            Due Authority. The Seller had the full power and authority and legal right to originate the Mortgage Loans that it originated, if any, and to acquire the Mortgage Loans that it acquired. The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

(iii)           No Conflict. The execution and delivery of this Agreement, the acquisition or origination, as applicable, of the Mortgage Loans by the Seller, the sale of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this

Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans;

(iv)          Ability to Perform. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(v)           No Material Default. Neither the Seller nor any of its Affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Seller or any of its Affiliates is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Seller to perform under this Agreement, nor, to the best of the Seller’s knowledge, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement;

(vi)          No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Seller’s knowledge, threatened, against the Seller, which, either in any one instance or in the aggregate, if determined adversely to the Seller would adversely affect the sale of the Mortgage Loans to the Purchaser or the execution, delivery or enforceability of this Agreement or result in any material liability of the Seller, or draw into question the validity of this Agreement, or have a material adverse effect on the financial condition of the Seller or the ability of the Seller to perform its obligations under this Agreement;

(vii)         No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, the delivery of the Mortgage Files to the Purchaser, the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Closing Date;

(viii)        Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(ix)          No Broker. The Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction; and

(x)           No Untrue Information. Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(b)           With respect to each Mortgage Loan, the Seller hereby makes the following representations and warranties to the Purchaser on which the Purchaser specifically relies in purchasing such Mortgage Loan. Such representations and warranties speak as of the Closing Date (unless otherwise indicated), but shall survive any subsequent transfer, assignment or conveyance of such Mortgage Loans:

(i)             [INCLUDE REPS AND WARRANTIES AS REQUIRED BY RATING AGENCIES AND INVESTORS]

It is understood and agreed that the representations and warranties set forth in this Section 3.1 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File.

Section 3.2          Remedies for Breach.

(a)           With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Seller or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan, or the interest therein of the Purchaser or the Certificateholders, then notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Seller shall take such action described in the following paragraph of this Section 3.2(a) in respect of such Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File for which such missing or defective document was not ever listed in the Custodian’s Trust Receipt as having been received, or of the breach by the Seller of any representation, warranty or covenant in Section 3.1(b) hereof in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Purchaser or the Certificateholders, the Seller shall deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Seller shall repurchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 3.2(c)) of such missing document, defect or breach. If such defect or breach can ultimately be cured but is not reasonably expected to be cured within the 90-day period, then the Seller shall have such additional time, if any, as is reasonable, to cure such defect or breach, provided that the Seller has commenced curing or correcting such defect or breach and is diligently pursuing the same. In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 3.2(c). If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Mortgage Loan pursuant to this Section 3.2 was the representation and warranty set forth in clause [____] of Section 3.1, then the Seller shall pay to the Trust Fund, concurrently with and in addition to the remedies provided in the preceding three sentences, an amount equal to any liability, penalty or expense that was actually incurred and paid out of or on behalf of the Trust Fund, and that directly resulted from such breach, or if incurred and paid by the Trust Fund thereafter, concurrently with such payment. It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Purchaser.

(b)           Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 3.2(a), must be effected prior to the date which is two years after the Closing Date and in accordance with Section 2.03 of the Pooling and Servicing Agreement.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(c)           Upon discovery by the Purchaser, the Seller, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase such Mortgage Loan from the Trust Fund at the Purchase Price or, subject to the limitations set forth in Section 2.03 of the Pooling and Servicing Agreement, substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 60 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by the Seller if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller. Any such repurchase or substitution shall be made in the same manner as set forth in Section 3.2(a).

Section 3.3          Purchaser Representations and Warranties. The Purchaser hereby represents and warrants to the Seller as of the Closing Date (or if otherwise specified below, as of the date so specified) that:

(a)           the Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)           the Purchaser has full limited liability company power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)           the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary limited liability company action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of formation or limited liability company agreement of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)           the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)           this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(f)            except as previously disclosed in the Prospectus Supplement, there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser if determined adversely to the Purchaser would reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

ARTICLE IV

SELLER’S COVENANTS

Section 4.1          Covenants of the Seller. The Seller hereby covenants that, except for the transfer hereunder with respect to the Mortgage Loans, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on, any Mortgage Loan, whether now existing or hereafter created, or any interest therein; the Seller will notify the Trustee, on behalf of the Trust Fund, of the existence of any Lien (other than as provided above) on any Mortgage Loan immediately upon discovery thereof; and the Seller will defend the right, title and interest of the Trustee, on behalf of the Trust Fund, in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

ARTICLE V

TERMINATION

Section 5.1          Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate upon the termination of the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1          Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser.

Section 6.2          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 6.3          Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)             if to the New Penn:

New Penn Financial, LLC

[address]

[address]

[address]

Attention: [______________]

or, such other address as may hereafter be furnished to the Purchaser in writing by New Penn.

(ii)            if to the Purchaser:

Shellpoint Mortgage Acceptance LLC

[address]

[address]

[address]

Attention: [______________]

or, such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

Section 6.4          Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 6.5          Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Seller shall be rendered as an independent contractor and not as an agent for the Purchaser.

Section 6.6          Counterparts. This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts together shall constitute one and the same Agreement.

Section 6.7          Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement. The Purchaser and the Seller agree to use its best reasonable efforts to take all actions necessary to be taken by it to cause the Certificates to be issued and rated in the highest rating category by each of the Rating Agencies, with the Certificates to be offered pursuant to the Purchaser’s shelf registration statement, and each party will cooperate with the other in connection therewith.

Section 6.8          Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans, rather than a loan by the Purchaser to the Seller secured by the Mortgage Loans. Accordingly, the parties hereto each intend to treat this transaction with respect to the Mortgage Loans for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related documents to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 6.9          Successors and Assigns; Assignment of Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their respective successors and assigns. The obligations of the Sellersunder this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser, which consent shall be at the Purchaser’s sole discretion. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of assigning the Mortgage Loans to the Trustee, on behalf of the Trust Fund, for the benefit of the Certificateholders. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee, on behalf of the Trust Fund of all of the Purchaser’s rights against the Seller pursuant to this Agreement and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Purchaser. Such enforcement of a right or remedy by the Trustee, on behalf of the Trust Fund, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

Section 6.10        Survival. The representations and warranties made herein by the Seller shall survive the purchase of the Mortgage Loans hereunder.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

SHELLPOINT MORTGAGE ACCEPTANCE LLC

as Purchaser

By:_________________________________________

Name:

Title:

NEW PENN FINANCIAL, LLC

as Seller

By:_________________________________________

Name:

Title:

Exhibit 1

MORTGAGE LOAN SCHEDULE